February 17, 1995




Mr. Joseph M. Harris
Mr. Vernon B. Brannon
Hansen Lind Meyer, Inc.
Drawer 310
Plaza Centre One
Iowa City, IA 52244-0310

         Re:      Engagement
                  ----------

Gentlemen:

This letter is to confirm our understanding that Hansen Lind Meyer, Inc. (the "Company") has engaged Blalock and Company as the Company's financial advisor (the "Engagement") in connection with the evaluation and structuring of any one or more potential transactions, including but not limited to a financing or financings through the issuance or debt and/or equity, a merger, divestiture or acquisition, or a joint venture (such a potential transaction being referred to herein as a "Transaction"). The structuring, negotiating and placing of any Transaction will be on a best efforts basin.

Blalock and Company's services in connection with any Transaction will include assisting the Company, to the extent the Company so requests, in: (1) the preparation and distribution of a summary of materials describing the Company and, if appropriate, the terms of a proposed Transaction, (2) contacting potential financing sources, (3) coordinating the due diligence efforts of potential financing sources, (4) assisting the Company during negotiation of the financial terms of any Transaction and (5) assisting, where appropriate, in expediting the documentation for the closing of any Transaction. We understand that the Company reserves the right to reject any Transaction it deems unsuitable.

The Company agrees to reimburse Blalock and Company promptly upon request, for all reasonable, actual out-of-pocket expenses incurred by Blalock and Company pursuant to its Engagement hereunder. Such reimbursable expenses shall include, but not be limited to, transportation, lodging, copying and printing costs and applicable professional fees (including, if necessary, legal, accounting, auditing, environmental and appraisal services) incurred in connection with the structuring, presentation to potential financing sources, and closing of any Transaction. If possible, any necessary transportation and lodging arrangements shall be made through the Company. Blalock and Company hereby agrees to work with the Company to establish a reasonable monthly cap on the amount of reimbursable out-of-pocket expenses.

As compensation for the services to be provided hereunder, the Company agrees to pay Blalock and Company an initial, non-refundable retainer fee in the amount of $15,000 upon the execution of this letter agreement, and for an eleven (11) month period thereafter, additional equal monthly installments of $15,000.



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Messrs. Harris and Brannon
Hansen Lind Meyer, Inc.
Engagement
February 17, 1995
Page 2




In addition to these up-front and on-going retainers, Blalock and Company would receive at the closing of a Transaction a fee (the "Fee") equal to 10% of the gross value of the proceeds of any financing provided by sources contacted on the Company's behalf by Blalock and Company.

The term of the Engagement shall be for a period of twelve months from the date of this letter agreement, unless extended by mutual consent of Blalock and Company and the Company. Notwithstanding the expiration of the Engagement, the expense reimbursement provisions contained herein and the indemnification and contribution provisions set forth on Schedule I attached hereto and incorporated herein shall survive and remain in full force and effect. Blalock and Company will be entitled to the entire FEE referred to above if a transaction of the type contemplated by this letter agreement is consummated, directly or indirectly, with a party or parties contacted by Blalock and Company on the Company's behalf, the Fee being payable upon consummation of such transaction.

In connection with Blalock and Company services, the Company will furnish or cause to be furnished to Blalock and Company such information and data (hereinafter referred to as the "Information") relating to the Company and such access to the Company's officers, directors and employees and independent contractors, as Blalock and Company deems necessary or as Blalock and Company reasonably requests. The Company will be solely responsible for the contents of any and all written or oral communications provided to any prospective financing source, all of which shall be subject to the approval of the Company. The Company represents and warrants that any such communications and all Information, including, but not limited to, financial information, will be complete and correct in all material respects and will not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstance under which such statements are or will be made. The Company recognizes and confirms that in Blalock and Company's performance of its services hereunder,
(a) Blalock and Company may rely upon the accuracy and completeness of the Information without independent verification and (b) Blalock and Company does not assume responsibility for the accuracy or completeness thereof whether or not it makes an independent verification.

Any Information obtained by Blalock and Company pursuant to the Engagement may not be disclosed publicly in any manner without the Company's prior approval and will be treated by Blalock and Company as confidential.

As Blalock and Company is acting on behalf of the Company, it is Blalock and Company's practice to receive indemnification. A copy of such indemnification (and contribution) provisions are set forth in Schedule I annexed hereto, which provisions are incorporated by reference herein



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Messrs. Harris and Brannon
Hansen Lind Meyer, Inc.
Engagement
February 17, 1995
Page 3



and made a part hereof. The Company hereby irrevocably agrees to provide such indemnification as set forth in Schedule I to Blalock and Company and the other parties specified therein.

This letter agreement shall be governed by, and construed in accordance with, the laws or the State of North Carolina without regard to principles of conflict of laws.

This letter agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

This letter agreement has been and is made solely for the benefit of the Company and Blalock and Company and its agents, employees, officers, directors, stockholders and controlling persons and their respective successors and assigns and heirs, and no other person shall acquire or have any right under or by virtue of this letter agreement.

Please confirm that the foregoing accurately reflects our understanding by signing and returning to us the attached copy of this letter agreement, whereupon this will become a binding agreement between us.

We are enthusiastic about the prospect of working with you towards the successful completion of a Transaction.



                                           Very truly yours,

                                           BLALOCK AND COMPANY

                                          /s/ William J. Blalock
                                          ----------------------
                                              William J. Blalock

Agreed and Accepted as of
the date written above:


HANSEN LIND MEYER

By: /s/ Joseph M. Harris
  ----------------------

Name: Joseph M. Harris
     ------------------

Title:   President
     --------------

cc: Alan S. Hicks, Esq.


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Messrs. Harris and Brannon
Hansen Lind Meyer, Inc.
Engagement
February 17, 1995
Page 4

                                   SCHEDULE I
                              TO ENGAGEMENT LETTER
                            DATED FEBRUARY 17, 1995
                          BETWEEN BLALOCK AND COMPANY
                          AND HANSEN LIND MEYER, INC.

         (a) The Company agrees to indemnify and hold Blalock and Company, its affiliates and any affiliated entities of Blalock and Company and their respective officers, directors, partners, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act of 1933 or
Section 20 of the Securities Exchange Act of 1934 (Blalock and Company and each such entity and person being hereinafter called an "Indemnified Person") harmless from and against any and all claims, liabilities, losses, damages, costs and expenses incurred (including fees and disbursements of counsel) by them which are (A) caused by, related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by an Indemnified Person with the Company's consent or in conformity with actions taken or omitted to be taken by the Company or (B) otherwise related to or arising out of Blalock and Company's activities performed pursuant to the accompanying letter agreement (including, without limitation, its role as financial advisor and agent), the transactions contemplated by the accompanying letter agreement or Blalock & Company's role in connection therewith. The Company will not, however, be responsible for any such claims, liabilities, losses, damages, costs or expenses pursuant to clause (B) of the preceding sentence which have been finally determined by a court of competent jurisdiction to have primarily and directly resulted from willful misconduct or gross negligence on the part of the Indemnified Person seeking indemnification hereunder.

         (b) Notwithstanding anything expressed or implied herein to the contrary, the indemnity provided for herein shall cover the amount of any settlements entered into by an Indemnified Person in connection with any claim for which an Indemnified Person may be indemnified hereunder; provided, however, that an Indemnified Person shall not enter into any such settlement unless the Company has consented thereto (which consent shall not be unreasonably withheld). No settlement binding on an Indemnified Person may be made without the consent of an Indemnified Person (which consent shall not be unreasonably withheld).

         (c) The Company and Blalock and Company agree that if any indemnification sought by an Indemnified Person pursuant to this paragraph is held by a court to be unavailable for any reason other than that specified in the second sentence of paragraph (a) above, then (whether or not Blalock and Company is the Indemnified Person), in order to provide just and equitable contribution, the Company and Blalock and Company shall contribute to the claims, liabilities, losses, damages, costs and expenses for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits of the Company, on the one hand, and Blalock and Company on the other hand, in connection with the transaction or transactions contemplated by the accompanying letter agreement, and also relative fault of the Company, on the one hand, and Blalock and company, on the other hand, subject to the limitation that in any event Blalock and Company aggregate contribution to all claims, liabilities, losses, damages, costs and expenses with respect to which contribution is available hereunder shall not exceed the


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SCHEDULE I
TO ENGAGEMENT LETTER
DATED FEBRUARY 17, 1995
BETWEEN BLALOCK AND COMPANY
AND HANSEN LIND MEYER, INC.
PAGE 2


amount of fees (but not expenses) actually received by Blalock and Company pursuant to the accompanying letter agreement. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

You also agree that no Indemnified Person shall have any liability (whether direct or indirect in contract or tort or otherwise) to the Company for or in connection with the accompanying letter agreement, the transactions contemplated hereby or Blalock and Company's role in connection therewith, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that are determined by final judgment or a court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person from willful misconduct or gross negligence.

The provisions in this Schedule I shall remain operative and in full force and effect regardless of the termination or expiration of the Engagement pursuant to the accompanying letter agreement.

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